Exhibit 99.1

[THE HAIN CELESTIAL GROUP LOGO OMITTED]

Contacts:
Ira Lamel/Mary Anthes	David Lilly/Paige Gruman
The Hain Celestial Group, Inc.	Kekst and Company
631-730-2200	212-521-4800

THE HAIN CELESTIAL GROUP ANNOUNCES
SECOND QUARTER FISCAL YEAR 2010 RESULTS

Earnings Per Share Grows 35%

Solid Performance from North American and
Continental European Operations

Consumption Trends Improve

Operating Free Cash Flow Improves
 by $59.2 Million in the 12 Months Ended December 31, 20091

Melville, NY, February 4, 2010—The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading natural and organic products company providing consumers with A Healthy Way of Life™, today reported results for the second quarter ended December 31, 2009.  The Company reported that earnings per share grew 35% to $0.27 per share on net income of $11.2 million as compared to the prior year quarter earnings of $0.20 per share on net income of $8.1 million, on the strength of profit contributions from the Company’s North American and Continental European operations.  The Company’s earnings of $0.27 per share in the second quarter ended December 31, 2009 is after absorbing a total of $0.04 of charges consisting of $1.2 million, or $0.02 per share, for the planned and previously disclosed consolidation of its two United Kingdom-based fresh food-to-go production facilities, and a $1.2 million, or $0.02 per share, non-cash write-down of the Company’s equity investment in Yeo Hiap Seng Limited, a Singapore-based natural food and beverage company listed on the Singapore Stock Exchange.

Sales in the second quarter totaled $242.0 million versus $250.8 million in the prior year period after deducting sales of $61.4 million by Hain Pure Protein (“HPP”)2.  Total sales on a GAAP basis in the prior year quarter amounted to $312.2 million including HPP, which was then a consolidated subsidiary.  Sales in the current year second quarter were affected by a total of approximately $25 million consisting of inventory reductions at two major distributors and the phasing out of the supply of fresh sandwiches to Marks and Spencer in the United Kingdom, offset by $4.8 million  of favorable changes in exchange rates for foreign currencies.

_________________________
1 See Non-GAAP Financial Measures
2 See Reconciliation of GAAP Results to Non-GAAP Presentation

“Our results reflect solid performance from Hain Celestial US, with increased distribution from improving consumption trends and from increasing margins, along with contributions from our Continental European and Canadian operations where we remain focused on selling our global brands.  Overall, we were pleased with our operational performance in the quarter after considering the distributor inventory destocking,  events in the UK and currency factors,” said Irwin D. Simon, President and Chief Executive Officer. “Consumers continue to seek more healthful products in various classes of trade, while eating more meals at home, which has contributed to the solid performance in core categories across our portfolio.”

“Consumption is improving across the Hain Celestial US portfolio as we move beyond  2009’s difficult comparisons,” commented John Carroll, Chief Executive Officer, Hain Celestial US.  “Our last four weeks consumption was up versus a year ago, led by a 8% increase at Celestial Seasonings®.   Additionally, we saw mid- to high-single digit increases from Terra Chips®, Imagine® soup, Earth’s Best Organic® baby food, Rosetto® and DeBoles® pastas and Avalon® and Alba® personal care products.”

Gross profit increased 270 basis points to 28.9% in the second quarter, up from 26.2% in the year ago period after adjusting the prior year quarter for the gross profit of HPP2.  The prior year gross profit as reported under GAAP amounted to 22.5%.  The gross profit improvement was primarily driven by a less volatile and more normalized cost environment when compared to the high input cost inflation impacting the Company during the same period of the prior year along with the results of its productivity initiatives.

Selling, general and administrative expenses (“SG&A”) were 19.5% as a percentage of sales in this year’s second quarter compared to 19.1% after adjusting the prior year quarter for the deconsolidation of HPP2.  The prior year SG&A as reported under GAAP was 16.0%.  The increase in SG&A as a percentage of sales is the result of the lower sales in the current quarter.  While SG&A, excluding HPP, was lower by approximately $0.6 million in this year’s quarter, the SG&A of the Company’s foreign units was unfavorably impacted by approximately $1.0 million due to currency fluctuations.

Operating free cash flow was $37.7 million over the most recent 12-month period ended December 31, 2009, improving by $59.2 million from the comparable period one year ago1.  The Company’s balance sheet remains strong as the Company reduced borrowings by $7.0 million in the quarter bringing the total debt reduction to $82.0 million over the 12 months ended December 31, 2009.  Debt as a percentage of equity was 32.1%, with equity at $732.2 million at the end of the second quarter this year.

“Our operations in the United Kingdom remain challenged, but we continue to take steps to improve our future performance, including completing the consolidation of our food-to-go production facilities.  Our frozen meat-free offerings, desserts and non-dairy beverage products in the UK continue to make progress.  Also, we believe that our HPP investment will continue to take steps toward profitability having sold the last of its commodity turkeys.  HPP now produces only antibiotic-free product,” stated Irwin Simon.

“As we enter the second half of our fiscal year 2010, our product portfolio has expanded its reach.  We began shipping 10 Martha Stewart Clean™ products in the United States, and we will introduce Martha Stewart Clean™ in Canada shortly.  We have introduced several of our selected global brands, including Earth’s Best Organic baby food and Imagine soup, into China through our Hutchison Hain Organic Holdings Limited joint venture with Hutchison China MediTech Limited.  We look forward to showcasing our products throughout the upcoming Winter Olympics in Vancouver, where Hain Celestial Canada is the Official Supplier of natural and organic packaged grocery products for the 2010 Games, and at Natural Products Expo West in March, and concluding fiscal year 2010 with a stronger second half,” concluded Irwin Simon.

As part of Hain Celestial’s commitment to corporate and social responsibility, the Company channeled its resources in Canada and the United States to provide over 75 tons of food and personal care products to the Haitian relief efforts in late January and early February.  Additionally, the Company has partnered with Madison Square Garden to sponsor a Haiti Food Drive for donations of non-perishable canned food items at a New York Rangers game on February 6, 2010.  The food collected will be packaged and sent to Haiti by the Company.

Fiscal Year 2010 Guidance
The Company updated its full fiscal year 2010 guidance with expected earnings per share of $1.05 to $1.10 with expected net sales of $920 million to $940 million.  The Company’s full fiscal year 2009 sales base has been adjusted to exclude HPP sales, items discontinued in the SKU rationalization and the reclassification of promotional expenses.

Webcast and Upcoming Events
Hain Celestial will host a conference call and webcast at 4:30 PM Eastern Standard Time today to review its second quarter fiscal year 2010 results. The event will be webcast and available under the Investor Relations section of the Company’s website at www.hain-celestial.com.

The Hain Celestial Group
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic products company in North America and Europe. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Terra®, Garden of Eatin’®, Health Valley®, WestSoy®, Earth’s Best®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Gluten Free Café™, Hain Pure Foods®, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Rice Dream®, Soy Dream®, Rosetto®, Ethnic Gourmet®, Yves Veggie Cuisine®, Granose®, Realeat®, Linda McCartney®, Daily Bread™, Lima®, Grains Noirs®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica®, Queen Helene®, Tushies®, TenderCare® and Martha Stewart Clean™. Hain Celestial has been providing “A Healthy Way of Life™” since 1993.  For more information, visit www.hain-celestial.com.

Safe Harbor Statement
This press release contains forward-looking statements under Rule 3b-6 of the Securities Exchange Act of 1934, as amended.  Words such as “expect,” “expected”, “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “position”, “positioned,” “should,” “plan,” “continue”, “future”, “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve known and unknown risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to our ability to achieve our guidance for sales and earnings per share in fiscal year 2010 given the recessionary environment in the U.S. and other markets that we sell products as well as economic and business conditions generally and their effect on our customers and consumers’ product preferences, and our business, financial condition and results of operations; changes in estimates or judgments related to our impairment analysis of goodwill and other intangible assets; our ability to implement our business and acquisition strategy, including our strategy for improving results in Europe; HPP’s ability to implement its business strategy; our ability to realize sustainable growth generally and from investments in core brands, offering new products and our focus on cost containment, productivity, cash flow and margin enhancement in particular; our ability to effectively integrate our acquisitions; our ability to successfully execute our joint ventures; competition; the success and cost of introducing new products as well as our ability to increase prices on existing products; the availability and retention of key personnel; our reliance on third party distributors, manufacturers and suppliers; our ability to maintain existing contracts and secure and integrate new customers; our ability to respond to changes and trends in customer  and consumer demand, preferences and consumption; international sales and operations; changes in  fuel and commodity costs; the continuing adverse effects on our results of operations from the impacts of foreign exchange; the resolution of the civil litigation regarding our stock option practices; changes in, or the failure to comply with, government regulations; and other risks detailed from time-to-time in the Company’s reports filed with the SEC, including the annual report on Form 10-K for the fiscal year ended June 30, 2009 and the quarterly report on Form 10-Q for the quarter ended September 30, 2009.  As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures
Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations.  These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures.  In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.  They should only be read in connection with the Company’s condensed consolidated statements of earnings presented in accordance with GAAP.

Operating Free Cash Flow is a non-GAAP Financial Measure. The Company defines Operating Free Cash Flow as cash provided from operating activities less capital expenditures.  For the 12-month period ended December 31, 2009, cash provided from operating activities was $49.4 million and capital expenditures were $11.7 million for a total of $37.7 million.  The operating free cash flow of $37.7 million represents a $59.2 million improvement over the 12-month period ended December 31, 2008.

This press release contains certain financial measures related to the deconsolidation of HPP that are not calculated in accordance with generally accepted accounting principles in the United States (GAAP), including the exclusion of HPP from net sales, gross margin and SG&A.  A reconciliation of these non-GAAP financial measures to their respective comparable GAAP financial measures appears in the table “Reconciliation of GAAP Results to Non-GAAP Presentation” accompanying this press release.  Management believes that it is useful to investors to present such measures because as of June 30, 2009 HPP is no longer consolidated in the Company’s condensed consolidated financial statements, which affects the comparability of the Company’s results for periods after June 30, 2009 to prior periods.

Under the Investor Relations section of the Company’s website at www.hain-celestial.com, the Company has posted a schedule detailing the reclassification of promotional expenses for each annual and quarterly period in fiscal years 2009 and 2008 to allow comparison to reported amounts.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	December 31,	June 30,
	2009	2009
	(Unaudited)	(Audited)

ASSETS
Current assets:
Cash and cash equivalents	$26,813	$41,408
Trade receivables, net	124,929	114,506
Inventories	165,332	158,590
Deferred income taxes	13,053	13,028
Other current assets	17,275	21,599
Total current assets	347,402	349,131

Property, plant and equipment, net	101,819	102,135
Goodwill, net	461,346	456,459
Trademarks and other intangible assets, net	148,000	149,196
Investments in and advances to affiliates	46,253	49,061
Other assets	16,498	17,514
Total assets	$1,121,318	$1,123,496

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$118,871	$134,618
Income taxes payable	8,555	1,877
Current portion of long-term debt	33	44
Total current liabilities	127,459	136,539

Deferred income taxes	24,124	24,615
Other noncurrent liabilities	2,423	2,647
Long-term debt, less current portion	235,072	258,372
Total liabilities	389,078	422,173

Stockholders' equity:
Common stock	418	417
Additional paid-in capital	507,967	503,161
Retained earnings	231,557	212,285
Treasury stock	(16,328)	(16,309)
Accumulated other comprehensive income	8,626	1,769
Total stockholders' equity	732,240	701,323

Total liabilities and stockholders' equity	$1,121,318	$1,123,496

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008
	(Unaudited)
		Note A		Note A
Net sales	$241,967	$312,220	$472,451	$599,004
Cost of sales	172,067	241,838	340,743	459,789
Gross profit	69,900	70,382	131,708	139,215

SG&A expenses	47,182	49,977	89,746	103,316
Restructuring expenses	1,157	894	2,936	1,492

Operating income	21,561	19,511	39,026	34,407

Interest expense and other expenses	3,515	5,224	6,557	9,208
Equity in net loss of unconsolidated affiliate, net	136	-	1,132	-
Income before income taxes	17,910	14,287	31,337	25,199
Income tax provision	6,728	5,498	12,065	9,644
Net income	11,182	8,789	19,272	15,555

Income attributable to noncontrolling interest	-	(649)	-	(393)
Net income attributable to The Hain Celestial Group, Inc.	$11,182	$8,140	$19,272	$15,162

Basic net income per share	$0.27	$0.20	$0.47	$0.38

Diluted net income per share	$0.27	$0.20	$0.47	$0.37

Weighted average common shares outstanding:
Basic	40,774	40,464	40,737	40,344
Diluted	41,352	41,025	41,255	41,262

Note A - The three months and six months ended December 31, 2008 include adjustments of $3,341 and $5,874, respectively, to reclassify certain promotional expenses, which have the effect of reducing selling, general and administrative expenses and reducing net sales. The reclassifications did not affect reported net income.

THE HAIN CELESTIAL GROUP, INC.
Pro Forma Consolidated Statements of Operations
Reconciliation of GAAP Results to Non-GAAP Presentation of Pro Forma Deconsolidation of HPP
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31, 2008
	As Reported	Deconsolidate HPP	Pro Forma Basis, Excluding HPP

Net sales	$312,220	$(61,458)	$250,762
Cost of sales	241,838	(56,796)	185,042
Gross profit	70,382	(4,662)	65,720

SG&A expenses	49,977	(2,148)	47,829
Restructuring expenses	894		894

Operating income	19,511	(2,514)	16,997

Interest and other expenses, net	5,224	(1,462)	3,762
Income before income taxes	14,287	(1,052)	13,235
Income tax provision	5,498	(400)	5,098
Net income	8,789	(652)	8,137
Income attributable to noncontrolling interest	649		649
Net income attributable to The Hain Celestial Group, Inc.	$8,140	$(652)	$7,488

Basic per share amounts	$0.20	$(0.02)	$0.19

Diluted per share amounts	$0.20	$(0.02)	$0.18

Weighted average common shares outstanding:
Basic	40,464	40,464	40,464
Diluted	41,025	41,025	41,025

	Six Months Ended December 31, 2008
	As Reported	Deconsolidate HPP	Pro Forma Basis, Excluding HPP

Net sales	$599,004	$(99,848)	$499,156
Cost of sales	459,789	(93,246)	366,543
Gross profit	139,215	(6,602)	132,613

SG&A expenses	103,316	(4,733)	98,583
	1,492		1,492

Operating income	34,407	(1,869)	32,538

Interest and other expenses, net	9,208	(1,233)	7,975
Income before income taxes	25,199	(636)	24,563
Income tax provision	9,644	(240)	9,404
Net income	15,555	(396)	15,159
Income attributable to noncontrolling interest	393		393
Net income attributable to The Hain Celestial Group, Inc.	$15,162	$(396)	$14,766

Basic per share amounts	$0.38	$(0.01)	$0.37

Diluted per share amounts	$0.37	$(0.01)	$0.36

Weighted average common shares outstanding:
Basic	40,344	40,344	40,344
Diluted	41,262	41,262	41,262